March 26, 2014

CONSENT OF PINNACLE ENERGY SERVICES, LLC

We consent to the references to our firm in the form and context in which they appear in the Form 10-K Annual Report of Osage Exploration and Development, Inc. (the “Annual Report”). We hereby further consent to the inclusion in the Annual Report of estimates of oil and gas reserves contained in our report entitled:

Osage Exploration & Development, Inc.

Reserves and Economic Evaluation Year End 2013

Effective: December 31, 2013

SEC Pricing

and to the inclusion of our report dated March 10, 2014 as an exhibit to the Annual Report.

PINNACLE ENERGY SERVICES, LLC

/s/ Richard J. Morrow
Richard J. Morrow, P.E.
Oklahoma City, Oklahoma
March 26,2014

Very truly yours,

/s/ J.P. Dick
J.P. Dick, P.E.

PINNACLE ENERGY SERVICES, LLC
TBPE Firm License No. F6204

Pinnacle Energy Services, LLC

9420 Cedar Lake Ave, Oklahoma City, OK 73114

Ofc: 405-810-9151 Fax:405-843-4700 www.PinnacleEnergy.com